UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2013

AWG INTERNATIONAL WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7721 E. Trent Ave. Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

(509) 474-9451

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01

Other Events

Everest Water, Ltd. Corporate Reinstatement

On February 12, 2013, Keith White, through Bahamas legal counsel, caused the reinstatement of Everest Water, Ltd. with the Bahamas Companies Registry.  The Company was notified of the reinstatement on February 13, 2013.

The fact that Everest Water had been stricken from the Bahamas Corporate registry on January 2, 2007 rendered the March 12, 2007 Everest International, Inc. patent assignment to Everest Water and the subsequent April 13, 2010 Everest Water grant of patent license agreement to CanAmera Management invalid, (the “G2 Assets”).  These defects rendered the April 13, 2010 CanAmera Management license agreement assignment to AWG International, Inc. invalid as well.

AWG International, Inc. (“AWG”) is a wholly owned subsidiary of AWG International Water Corporation, (the “Company”).

G2 Patent and Assignment Defects Cured

The recent Everest Water, Ltd.  reinstatement has caused the March 12, 2007 assignment of the G2 patent from Everest International, Inc. to Everest Water, Ltd. and the April 13, 2010 Everest Water License Agreement grant to CanAmera Management, Inc. to be deemed restored and validated, retroactively, as though Everest Water had never been stricken from the Registry.

The reinstatement has cured the defect with the CanAmera Management License Agreement assignment to AWG International, Inc.  As a result, AWG International, Inc. is now the assignee of the CanAmera Management license agreement.

AWG, as assignee to the License Agreement, has declared Everest Water, Ltd. insolvent under Paragraph VII (c) of the License Agreement.  As a result of this insolvency declaration, AWG has taken the actions  set forth in paragraphs (a) and (b) below and assigned the G2 patent assets as provided for pursuant to  the terms of the License Agreement.   Keith White, individually,  as co-inventor,  took the action set forth in paragraph (c).

(a)

 On February 14, 2013, Keith White, on behalf of AWG, executed a Declaration of Assignment whereby the G2 patent assets owned by Everest Water were assigned to AWG. (Exhibit 10.1)

(b)

On February 14, 2013, AWG assigned the G2 patent assets to the inventors, Rae Anderson and Keith White.  (Exhibit 10.2)

(c)

On February 14, 2013, Keith White, as co-inventor, assigned the G2 patent assets to AWG.  (Exhibit 10.3)

As a result of these assignments, AWG and Rae Anderson each own a one-half undivided interest in the G2 patent assets.

The assigned patents include U.S. Patent No. 7,272,947, U.S. Patent 7,886,557, PCT Patent Application No. PCT/US/2005/031948, and all patents and patent applications throughout the world, including any divisions, reissues or continuations. U.S. Patent 7,886,557 represents a patent derived from U.S. Patent

No. 7,272,947 or an improvement to the '947 patent.  These patents are associated with our Model 2500 product.

The costs associated with curing the patent and assignment defects will be paid by the Company. However, CanAmera Management has agreed to return for cancellation 355,575 of its Company common shares valued at $47,883, the cost of curing the defects.  AWG had placed an administrative "stop transfer" on the 16,788,057 AWG exchange shares which were issued to CanAmera Management pursuant to the Exchange Agreement, until such time as the Patent and License Agreement matters had been resolved in the Company’s favor.  The Company is satisfied that the matter has been resolved.

Safety Compliance Marks

On February 8, 2013, our Model 2500 product was approved for the ETL Mark in connection with a multiple listing application submitted by our manufacturer, ATW Co., Ltd.

The ETL Listed Mark is proof of product compliance to electrical, gas and other safety standards applicable to North American safety standards.  This ETL certification was a prerequisite to selling the product in the U.S. and Canada.

Item 9.01

Financial Statements and Exhibits

Exhibits

Number

Description

10.1

Declaration of Assignment Everest Water, Ltd. to AWG dated February 14, 2013

10.2

Patent Assignment AWG to Inventors dated February 14, 2013

10.3

Patent Assignment Keith White to AWG dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2013

AWG International Water Corporation

/s/ Keith White

______________________________

By:  Keith White

Title:  Chief Executive Officer